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                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         This First Amendment to Employment Agreement (the "First Amendment") is executed and dated effective as of the 28th day of March, 2001 between Zonagen, Inc. (the "Company") and Joseph S. Podolski (the "Employee").

         WHEREAS, the Company and Employee entered into an Employment Agreement dated as of January 1, 1993 (the "Employment Agreement"), which has been renewed for successive terms pursuant to its terms;

         WHEREAS, the Company and Employee now wish to amend certain provisions of the Employment Agreement;

         NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein, the parties hereto agree as follows:

         1. Capitalized terms used but not defined herein have the respective meanings set forth in the Employment Agreement.

         2. Section 4 of the Employment Agreement is hereby amended to include the following paragraphs:

                  "(e) In the event that Employee terminates his employment for Good Reason (as defined in Section 6 (c) below) or Employee's employment is terminated by the Company without Cause within twelve months following a Change of Control (as defined below) of the Company, the Employee shall receive a cash lump sum bonus payment of $666,045. Such bonus payment shall be in consideration for (i) past services and services rendered in connection with Change of Control and (ii) to the extent reasonable and to the extent necessary to avoid application of an excise tax under Section 4999 of the Internal Revenue Code of 1986, as amended, the consulting services required to be rendered by Employee during the first twelve (12) months after a Change of Control pursuant to Section 6(c) below. Employee agrees to defer payment of such lump sum bonus payment (and any earnings thereon) in accordance with and upon the following schedule, subject only to such payroll and withholding deductions as are required by applicable federal and state laws. Such payments shall be in lieu of any other severance payments payable to Employee under Section 6(a) of the Employment Agreement, provided however that Employee shall be entitled to continue to receive the benefits coverage for twelve (12) months following termination of employment as provided in such Section 6(a). All funds required to be paid to Employee pursuant to the terms hereof shall be segregated and contributed to the irrevocable Joe Podolski Rabbi Trust, as copy of which is attached hereto, by the Company or the successor or acquiring company for the benefit of the Employee upon closing of the Change of Control, and maintained there (subject to the terms of such trust regarding insolvency of the Company) until paid pursuant to the terms hereof in accordance with the following schedule:


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                  On the closing of the Change of Control:           $235,000.00

                  On first, second, third, and fourth anniversary
                  dates of the Change of Control:                    $150,000.00

                  On the fifth anniversary date of the Change of
                  Control:                                           $125,000.00

                  On the sixth anniversary date of the Change of
                  Control:                                           $ 75,000.00

         Such payments shall be made to Employee, or to his heirs or representative in the event of his death. Employee shall have the status of a general unsecured creditor of the Company with respect to the bonus payments required to be paid by the Company under this
         Section 4(e), and the Company's obligation to pay such bonus constitutes a mere promise by the Company to make such payments in the future. Employee's rights to receive such bonus payments shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of Employee or any beneficiary of Employee. It is the intention of the parties hereto that this deferred bonus arrangement be unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended, to the extent applicable.

                  (f) As used in this Agreement, a "Change of Control" shall mean:

         (i) the acquisition after the Effective Date of this First Amendment by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended) (a "Person") of beneficial ownership of 30% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Voting Securities"), provided that for purposes of this subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Company, (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (D) any acquisition by any corporation pursuant to a transaction which complies with clauses (A), (B) and (C) of subsection
         (ii) hereof; or

         (ii) consummation after the Effective Date of this First Amendment of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction") in each case, unless, following such Corporate Transaction, (A) (1) all or substantially all of the persons who were the beneficial owners of the Outstanding Common Stock immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 30% of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction, and (2) all or substantially all of the persons who were the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction beneficially own, directly or indirectly, more than 30% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or


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         more subsidiaries) in substantially the same proportions as their ownership of the Outstanding Common Stock and the Outstanding Voting Securities immediately prior to such Corporate Transaction, as the case may be, (B) no Person (excluding (l) any corporation resulting from such Corporate Transaction or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Corporate Transaction and (2) any Person approved by the members of the Board in office immediately prior to such Corporate Transaction) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to such Corporate Transaction and (C) at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction were members of the Board at the time of the execution of the initial agreement or of the action of the Board providing for such Corporate Transaction."

         3. Section 6 of the Employment Agreement is hereby amended (i) by inserting the phrase "or if Employee terminates his employment for Good Reason (as defined in Section 6(c) below)" in the second paragraph of Section 6(a) of the Agreement immediately following the word "Cause" in line two thereof, (ii) by deleting the phrase "subject to the terms of Section 6(c) below" from the second and third lines thereof, (iii) by adding the following sentence after the first sentence thereof: "In the event that Employee has not obtained full-time employment with another company at the expiration of twelve months following his termination of employment from the Company (except for Cause), Employee shall be entitled to continuation of benefits as provided herein under Company plans, at his own expense, until the earlier of the date he becomes a full-time employee of another company or the date of the last payment to Employee under Section 4(e) hereof" and (iv) by deleting subsection (c) and inserting the following in lieu thereof:

         "(c) In the event that Employee terminates his employment for Good Reason (as defined below) or Employee's employment is terminated by the Company without Cause within twelve months following a Change of Control, Employee agrees that he will provide consulting services to the successor or acquiring company on terms to be mutually agreeable, provided that Employee shall not be obligated to work more than 20 days per month for the first six months following the Change of Control, five days per month for the next six months, and twelve days a year for the remainder of the period during which Employee receives payments under Section 4(e) above. Employee shall be permitted to enter into employment with any other company to perform services to such company or pursue any other endeavor Employee desires, provided that any such activities shall not interfere with the above obligation to consult with the successor or acquiring company for the first six month period following the Change of Control, and under no circumstances shall Employee violate the terms of the Proprietary Information and Inventions and Non-Competition Agreement referenced in Section 5 of this Employment Agreement. As used in this Agreement, "Good Reason" shall mean a material diminution in the title, powers, duties, responsibilities or functions of the Employee as described in Section 3 above within one year following the occurrence of a Change of Control."


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         4. Except as amended and modified by this First Amendment, the
Employment Agreement shall continue in full force and effect. The Employment Agreement and this First Amendment shall be construed as one and the same instrument.

         5. This Amendment may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and it shall not be necessary in making proof of this First Amendment to produce or account for more than one such counterpart.

         6. This First Amendment (i) constitutes the entire contract between the parties relative to the amendments to the Employment Agreement made hereby, (ii) supersedes all prior agreements, consents and undertakings relating to such amendments and (iii) may not be contradicted by evidence of prior contemporaneous or subsequent oral agreements of the parties.

         7. This First Amendment shall be construed and enforced in accordance with the laws of the State of Texas.

         8. This First Amendment shall be binding upon and shall inure to the benefit of and enforceable by the parties hereto and their respective successors and assigns.













         IN WITNESS WHEREOF, the parties have executed this First Amendment to the Employment Agreement effective (the "Effective Date") for all purposes as of the date first above written.



EMPLOYEE                                          COMPANY

                                                  ZONAGEN, INC.



/s/ JOSEPH S. PODOLSKI                            By:  /s/ MARTIN P. SUTTER
------------------------------------                  --------------------------
Joseph Podolski                                   Name:    Martin P. Sutter
                                                        ------------------------
                                                  Title:   Chairman
                                                        ------------------------


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